EXHIBIT 99.1


Contact:
-------
Edmund T. Leonard
Chairman of the Board and Chief Financial Officer
(410) 547-1088


                                  PRESS RELEASE

                               BV FINANCIAL, INC.
                             ANNOUNCES CASH DIVIDEND


         Baltimore, Maryland; November 20, 2008. The Board of Directors of BV Financial, Inc. (the "Company") (OTCBB: BVFL) announced today that it declared a cash dividend on the Company's outstanding shares of common stock for the quarter ended September 30, 2008. The dividend of $0.05 per share will be paid on or about December 29, 2008 to stockholders of record as of the close of business on December 8, 2008.

         Bay-Vanguard, M.H.C., the Company's mutual holding company parent, will waive receipt of the dividend.

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard Federal Savings Bank is headquartered in Baltimore, Maryland with four other branches in the Baltimore metropolitan area. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.